Exhibit 10.11

                             STOCK ESCROW AGREEMENT

     STOCK ESCROW AGREEMENT, dated as of January ___, 2006 ("Agreement"), by and among North American Insurance Leaders, Inc., a Delaware corporation ("Company"), the Katherine Alice Levine Trust, the Sarah F. Levine Trust, the William R. Levine Trust, the David A. Levine Trust, William R. de Jonge, the Henrietta Clare de Jonge Trust, Paula S. Butler, Margaux Smith Butler, Nina Simmons Butler, Mark Johnston Butler, the Pickering/Lauricella Revocable Trust, the Nicolas P. Lauricella 2005 Irrevocable Trust, the Natalia P. Lauricella 2005 Irrevocable Trust, the Michael P. Lauricella 2005 Irrevocable Trust, E. Miles Prentice, III and Laurence N. Strenger, a Corporation (collectively "Initial Stockholders") and JPMorgan Chase Bank, NA, a national banking association ("Escrow Agent").

     WHEREAS, the Company has entered into an Underwriting Agreement, dated ________, 2006 (the "Underwriting Agreement"), with CRT Capital Group, LLC (the "Underwriter"), pursuant to which, among other matters, the Underwriter has agreed to purchase 15,625,000 units ("Units") of the Company. Each Unit consists of one share of the Company's Common Stock, par value $.0001 per share, and one Warrant, each Warrant to purchase one share of Common Stock, all as more fully described in the Company's final Prospectus, dated January ___, 2006 ("Prospectus") comprising part of the Company's Registration Statement on Form S-1 (File No. 333-127871) under the Securities Act of 1933, as amended ("Registration Statement"), declared effective on January ___, 2006 ("Effective Date").

     WHEREAS, the Initial Stockholders have agreed as a condition of the sale of the Units to deposit their shares of Common Stock of the Company, as set forth opposite their respective names in Exhibit A attached hereto (collectively "Escrow Shares"), in escrow as hereinafter provided.

     WHEREAS, the Company and the Initial Stockholders desire that the Escrow Agent accept the Escrow Shares, in escrow, to be held and disbursed as hereinafter provided.

     IT IS AGREED:

     1. Appointment of Escrow Agent. The Company and the Initial Stockholders hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

     2. Deposit of Escrow Shares. On or before the Effective Date, each of the Initial Stockholders shall deliver to the Escrow Agent certificates representing his respective Escrow Shares, to be held and disbursed subject to the terms and conditions of this Agreement. Each Initial Stockholder acknowledges that the certificate representing his Escrow Shares is legended to reflect the deposit of such Escrow Shares under this Agreement.

     3. Company Call Right. In the event that the Underwriter does not exercise all or a portion of its over-allotment option, as more fully described in the Prospectus, the Company will


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have a right to purchase up to 585,938 Escrow Shares (the "Call Right"), such
Escrow Shares to be released from escrow to the Company upon exercise of the Call Right.

     4. Disbursement of the Escrow Shares. The Escrow Agent shall hold the Escrow Shares, except any Escrow Shares released to the Company pursuant to paragraph 3 hereof until the third anniversary of the Effective Date ("Escrow Period"), on which date it shall, upon written instructions from each Initial Stockholder, disburse each of the Initial Stockholder's Escrow Shares to such Initial Stockholders; provided, however, that if the Escrow Agent is notified by the Company pursuant to Section 6.7 hereof that the Company is being liquidated at any time during the Escrow Period, then the Escrow Agent shall promptly destroy the certificates representing the Escrow Shares; provided further, however, that if, after the Company consummates a Business Combination (as such term is defined in the Registration Statement), it (or the surviving entity) subsequently consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the stockholder of such entity having the right to exchange their shares of Common Stock for cash, securities or other property, then the Escrow Agent will, upon receipt of a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, in form reasonably acceptable to the Escrow Agent, that such transaction is then being consummated, and release the Escrow Shares to the Initial Stockholders upon consummation of the transaction so that they can similarly participate. The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Shares in accordance with this Section 3.

     5. Rights of Initial Stockholders in Escrow Shares.

          5.1. Voting Rights as a Stockholder. Subject to the terms of the Insider Letter described in Section 4.4 hereof and except as herein provided, the Initial Stockholders shall retain all of their rights as stockholders of the Company during the Escrow Period, including, without limitation, the right to vote such shares.

          5.2. Dividends and Other Distributions in Respect of the Escrow Shares. During the Escrow Period, all dividends payable in cash with respect to the Escrow Shares shall be paid to the Initial Stockholders, but all dividends payable in stock or other non-cash property ("Non-Cash Dividends") shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term "Escrow Shares" shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

          5.3. Restrictions on Transfer. During the Escrow Period, no sale, transfer or other disposition may be made of any or all of the Escrow Shares, excluding any Escrow Shares released to the Company pursuant to paragraph 3 hereof, except (i) by gift to a member of Initial Stockholder's immediate family or to a trust, the beneficiary of which is an Initial Stockholder or a member of an Initial Stockholder's immediate family, (ii) by virtue of the laws of descent and distribution upon death of any Initial Stockholder, or (iii) pursuant to a qualified domestic relations order; provided, however, that such permissive transfers may be implemented only upon the respective transferee's written agreement to be bound by the terms and conditions of this Agreement and of the Insider Letter signed by the Initial Stockholder transferring the Escrow Shares. During the Escrow Period, the Initial Stockholders shall not pledge or grant a security interest in the Escrow Shares or grant a security interest in their rights under this Agreement.

          5.4. Insider Letters. Each of the Initial Stockholders has executed a letter agreement with the Company, dated as indicated on Exhibit A hereto, in the form filed as an exhibit to the Registration Statement ("Insider Letter"), respecting the rights and obligations of such Initial Stockholder in certain events, including but not limited to the liquidation of the Company.

     6. Concerning the Escrow Agent.

          6.1. Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto. The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Agreement and no other or further duties or responsibilities shall be implied. The Escrow Agent shall not have any liability under, nor duty to inquire into the terms and provisions of any agreement or instructions, other than outlined in the Agreement.


          6.2. Indemnification. The Escrow Agent and its directors, officers, agents and employees shall be indemnified and held harmless by the Company from and against any reasonable expenses, including reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Shares held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys (and shall be liable only for the careful selection of any such agent or attorney) and may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held under the terms of this Agreement until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction; provided that the Escrow Agent has attempted to seek clarification from the Company in writing regarding such uncertainty or ambiguity and such uncertainty or ambiguity continues. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Shares or it may deposit the Escrow Shares with the clerk of any appropriate court or it may retain the Escrow Shares pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Shares are to be disbursed and delivered. Anything in this agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood for such loss or damage and regardless of the form of action. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

          6.3. Compensation. The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder. Annual fees are $_____, not subject to pro-ration for partial years.

          6.4. Further Assurances. From time to time on and after the date hereof, the Company and the Initial Stockholders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

          6.5. Resignation. The Escrow Agent may resign at any time and be discharged from it duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company, the Escrow Shares held hereunder. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Shares with any court it reasonably deems appropriate.

          6.6. Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the Company and a majority of the Initial Stockholders, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.

          6.7. Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

          6.8. Waiver to Claim on Trust Account. The Escrow Agent shall waive any right, title, interest or claim of any kind in or to any monies to be deposited and held in the trust account by JPMorgan Chase Bank, NA, as trustee, for the benefit of the public stockholders of the Company's common stock issued in the initial public offering.

     7. Miscellaneous.

          7.1. Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York.

          7.2. Third Party Beneficiaries. Each of the Initial Stockholders hereby acknowledges that the Underwriter is a third party beneficiary of this Agreement and this Agreement may not be modified or changed without the prior written consent of the Underwriter.

          7.3. Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to be charged.

          7.4. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any the meaning or interpretation thereof.

          7.5. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

          7.6. Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or be mailed, certified or registered mail, or by private national courier service, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if mailed, two days after the date of mailing, as follows:

         If to the Company, to:

                 North American Insurance Leaders, Inc.
                 885 Third Avenue, 31st Floor
                 New York, New York  10022
                 Attn:  William R. de Jonge


         If to a Stockholder, to his address set forth in Exhibit A.

         If to the Escrow Agent, to:

                 JPMorgan Chase Bank, NA
                 4 New York Plaza - 21st Floor
                 NY, NY 10004
                 Attn:  Simone Lyken
                 Fax:  212.623.6168

         A copy of any notice sent hereunder shall be sent to:

                 Shearman & Sterling LLP
                 801 Pennsylvania Ave., NW
                 Washington, DC  20004
                 Attn:  Thomas J. Friedmann
and:

                 CRT Capital Group LLC
                 262 Harbor Drive, 3rd Floor
                 Stamford, CT  06902
                 Attn:  [o]


and:

                 Bingham McCutchen LLP
                 399 Park Avenue
                 New York, NY  10022
                 Attn:  Ann F. Chamberlain

    The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

          7.7. Liquidation of Company. The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate a Business Combination within the time period(s) specified in the Prospectus.

          7.8. Merger of Escrow Agent. Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Agreement without further act.

          7.9. Force Majeure. In the event that any party or the Escrow Agent is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other cause reasonably beyond its control, the Escrow Agent shall not be liable for damages to the other parties for any damages resulting from such failure to perform otherwise from such causes. Performance under this Agreement shall resume when the Escrow Agent is able to perform substantially.

          7.10. Account Opening Information. IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT: To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When an account is opened, the Escrow Agent will ask for information that will allow it to identify relevant parties.

          7.11. Tax Identifications. Upon execution of this agreement, each party shall provide the Escrow Agent with a fully executed W-8 or W-9 Internal Revenue Service form, which shall include their Tax Identification Number (TIN) as assigned by the Internal Revenue Service. All interest or other income earned under this Agreement shall be allocated and paid as provided herein and reported by the recipient to the Internal Revenue Service as having been so allocated and paid.


          7.12. Miscellaneous. Receipt, investment and reinvestment of the Escrow Deposit shall be confirmed by Escrow Agent as soon as practicable by account statement, and any discrepancies in any such account statement shall be noted by Parties to Escrow Agent within 30 calendar days after receipt thereof. Failure to inform Escrow Agent in writing of any discrepancies in any such account statement within said 30-day period shall conclusively be deemed confirmation of such account statement in its entirety.



                           [Signature page to follow.]

    WITNESS the execution of this Agreement as of the date first above written:

  INITIAL STOCKHOLDERS:


  By:
         ------------------------------------              ------------------------------------
         Name:  Katherine Alice Levine Trust               Name:  Nina Simmons Butler
         Title:


         ------------------------------------              ------------------------------------
         Name:  Sarah F. Levine Trust                      Name:  Mark Johnston Butler
         Title:


         ------------------------------------              ------------------------------------
         Name:  William R. Levine Trust                    Name:  Pickering/Lauricella Revocable Trust
         Title:                                            Title:


         ------------------------------------              ------------------------------------
         Name:  David A. Levine Trust                      Name:  Nicolas P. Lauricella 2005
         Title:                                                         Irrevocable Trust
                                                           Title:


         ------------------------------------              ------------------------------------
         Name:  William R. de Jonge                        Name:  Natalia P. Lauricella 2005
                                                                  Irrevocable Trust
                                                           Title:


         ------------------------------------              ------------------------------------
         Name:  Henrietta Clare de Jonge Trust             Name:  Michael P. Lauricella 2005
         Title:                                                   Irrevocable Trust
                                                           Title:

         ------------------------------------              ------------------------------------
         Name:  Paula S. Butler                            Name:  Laurence N. Strenger, a Corporation
                                                           Title:

         ------------------------------------              ------------------------------------
         Name:  Margaux Smith Butler                       Name:  E. Miles Prentice, III


  JPMORGAN CHASE BANK, NA


  By:
        ------------------------------------
        Name:
        Title: